UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cullen/Frost Bankers, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1751768
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

100 W. Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	New York Stock Exchange, Inc.

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186335

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share and liquidation preference $25 per share (the “Preferred Stock”) of Cullen/Frost Bankers, Inc. (the “Company”). The description set forth under the section “Description of the Preferred Stock” in the prospectus supplement dated February 12, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-186335), as filed with the Commission on January 31, 2013, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Quarterly Report on Form 10-Q filed on July 26, 2006).

3.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.2 to the Cullen/Frost Bankers, Inc. Annual Report on Form 10-K filed on February 1, 2008).

3.3	Certificate of Designations of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2013

Cullen/Frost Bankers, Inc.

By:	/s/ Phillip D. Green
Name:	Phillip D. Green
Title:	Group Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Quarterly Report on Form 10-Q filed on July 26, 2006).

3.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.2 to the Cullen/Frost Bankers, Inc. Annual Report on Form 10-K filed on February 1, 2008).

3.3	Certificate of Designations of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A.